SUPREME COURT

OF BRITISH COLUMBIA

NO.L001613

VANCOUVER REGISTRY

JUL 24, 2000

VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

Re: In The Matter of Section 252

of the Company Act, R.S.B.C. 1996, c. 62, as amended

RE: IN THE MATTER OF AN ARRANGEMENT

PROPOSED BY COPPER MOUNTAIN MINES LTD. AND

CEN CHINA EDUCATION NETWORK LTD.

INVOLVING COPPER MOUNTAIN MINES LTD. AND ITS MEMBERS

AND CEN CHINA EDUCATION NETWORK LTD. AND ITS MEMBERS

COPPER MOUNTAIN MINES LTD. AND

CHEN CHINA EDUCATION NETWORK LTD.

PETITIONERS

ORDER

UPON THE JOINT APPLICATION of the Petitioners, Copper Mountain Mines Ltd. ("Copper Mountain") and CEN China Education Network Ltd. ("CEN") for an order approving a proposed arrangement (the "Arrangement") pursuant to section 252 of the Company Act, R.S.B.C. 1996, c. 62 as amended, coming on for hearing on this date at Vancouver, British Columbia and upon hearing Tannis Braithwaite, counsel for the Petitioners;

AND UPON READING the Petition and the Affidavits of Chengfeng Zhou and Jeffrey Read of Copper Mountain and CEN, both sworn on the 24th day of July, 2000;

AND UPON all the terms of the interim order of Master Barber, pronounced on the 13th day of June, 2000 (the "Interim Order"), having been complied with and the requisite approval of the Members of each of the Petitioners having been obtained in accordance with the terms of the Interim Order;

AND UPON it appearing that the terns and conditions of the Arrangement may properly be approved by this Honourable Court;

AND UPON BEING ADVISED by Counsel for the Petitioners that this L Honourable Court's approval of the Arrangement will serve as the basis of a claim to an exemption for the distribution of securities of Copper Mountain, pursuant to the Arrangement, from the registration requirements of the Securities Act of 1933 (United States), pursuant to Section 3(a)(10) thereof;

THIS COURT DECLARES that the Arrangement as described in the Plan of Arrangement as amended, a copy of which is attached as Schedule "A" to this order, be and is hereby approved as being fair to the Members of each of the Petitioners;

THIS COURT ORDERS that the Arrangement be and is hereby approved pursuant to Section 252 of the Company Act, and shall be implemented in the manner set forth in the Plan of Arrangement and be binding on the Petitioners and their respective Members upon the acceptance of a certified copy of this Order by the Registrar of Companies for British Columbia; and

THIS COURT FURTHER ORDERS that the Petitioners and their respective Members, directors and auditors, shall, and hereby do, have liberty to apply to vary this Order or for such further order or orders as may be appropriate.

BY THE COURT

“SIGNED”

DEPUTY DISTRICT REGISTRAR

APPROVED AS TO FORM:

“SIGNED”____________________________

Solicitor for the Petitioners

Certified a true cop according to

the records of the Supreme Court

at Vancouver, B.C.

this 24th day of July, 2000

PLAN OF ARRANGEMENT UNDER SECTION 252

OF THE COMPANY ACT (BRITISH COLUMBIA)

1.0

INTERPRETATION

1.1

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the respective meanings set forth below:

(a)

"Act" means the Company Act (British Columbia), R.S.B.C. 1996, c.62, as amended, including all regulations made thereunder;

(b)

"Affiliate" has the meaning attributed to that term in the Act;

(c)

"Arrangement" means an arrangement under the provisions of Section 252 of the Act, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made in accordance with Section 6.1;

(d)

"Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Vancouver, British Columbia;

(e)

"CEN" means CEN China Education Network Ltd., a company incorporated under the laws of the Province of British Columbia;

(f)

"CEN Shareholders" means the holders of CEN Shares;

(g)

"CEN Shares" means the common shares in the capital of CEN;

(h)

"Circular" means the information circular of Copper Mountain sent to the shareholders of Copper Mountain in connection with the Meeting;

(i)

"Combination Agreement" means the agreement dated as of May 23, 2000 between Copper Mountain and CEN to which this Plan of Arrangement is attached as Schedule A, as the same may be supplemented or amended from time;

(j)

"Copper Mountain" means Copper Mountain Mines Ltd., a company amalgamated pursuant to the laws of the Province of British Columbia,

(k)

"Copper Mountain Shareholders" means the holders of Copper Mountain Shares;

(1)

"Copper Mountain Shares" means the Common shares in the capital of Copper Mountain;

(m)

"Court" means the Supreme Court of British Columbia;

(n)

"Depository" means Montreal Trust Company of Canada or such other institution as Copper Mountain may select;

(o)

"Effective Date" means the date upon which a certified copy of the Final Order is accepted for filing under Section 252 of the Act by the Registrar;

(p)

"Effective Time" means 2:00 p.m. (Vancouver, British Columbia time) on the Effective Date;

(q)

"Final Order" means an order of the Court approving the. Arrangement;

(r)

"Interim Order" means an order of the Court providing for, amongst other things, the calling and holding of the Meetings, as such order may be amended, supplemented or varied by the Court;

(s)

"Meeting" means the extraordinary general meeting of Copper Mountain Shareholders to be held for, amongst other purposes, the purpose of considering, and, if deemed advisable, approving the Arrangement and the transactions contemplated thereby by way of special resolution;

(t)

"Notice of Dissent" means a notice given in respect of the dissent right of registered holders of CEN Shares or Copper Mountain Shares as contemplated in the Interim Order and as described in Section 3.0;

(u)

"Plan of Arrangement", "hereof', "herein", "hereunder" and similar expressions means this plan of arrangement, including the appendices hereto, and any amendments, variations or supplements hereto made in accordance with the terms hereof, the Combination Agreement or made at the direction of the Court in the Final Order;

(v)

"Purchased Shares" means all of the issued and outstanding CEN Shares acquired by Copper Mountain as contemplated pursuant to this Plan of Arrangement;

(w)

"Registrar" has the meaning attributed to that term under the Act; and

(x)

"Warrants" means the common share purchase warrants of Copper Mountain having the terms and characteristics set forth in Section 2.2 to this Plan of Arrangement.

1.2

Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa, words importing gender will include all genders, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

1.3

Interpretation Not Affected by Headings

The headings contained in this Plan of Arrangement are for reference purposes only and will not affect in any way the meaning or interpretation of this Plan of Arrangement.  References to sections refer to sections of this Plan of Arrangement unless otherwise stated.

1.4

Date of Any Action

If the date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on the next succeeding day which is a Business Day in that place.

1.5

Time

Time shall be of the essence in every matter or action contemplated hereunder.  All times expressed herein or in the Letter of Transmittal are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.

1.6

Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada.

2.0

ARRANGEMENT

2.1

Arrangement

As at the Effective Time, each of the events described in this section 2.0 shall occur and shall be deemed to occur in the sequence and at the times set out therein without further authorization or any further act or formality.

2.2

Issue of Warrants

2.2.1

At the Effective Time each registered holder of Copper Mountain Shares (other than CEN Shareholders receiving Copper Mountain Shares pursuant to this Plan of Arrangement) shall receive one-fifth of one Warrant for each Copper Mountain Share held as of the Effective Time.

2.2.2

Each Warrant shall entitle the holder thereof subject to adjustment to purchase one Copper Mountain Share at any time prior to the date of termination of such Warrants at a price of $0.40 per share. The Warrants shall terminate as to one-third on the date six months from the Effective Date as to a further one-third on the date 12 months from the Effective Date and as to the remaining one-third on the date 18 months from the Effective Date. The Warrants shall be in the form attached hereto as Exhibit I with such changes thereto as may be required by Copper Mountain, acting reasonably.

2.3

Exchange of CEN Shares

2.3.1

At the Effective Time, without any further act or formality each of the CEN Shares, other than CEN Shares held by registered holders who have exercised dissent rights as contemplated in Section 3.1 hereof and who are ultimately entitled to be paid fair value for their CEN Shares, shall be and shall be deemed to be transferred to Copper Mountain in exchange for 3.84 Copper Mountain Shares.

2.3.2

With respect to each CEN Share transferred in accordance with Section 2.3.1:

(a)

the registered holder thereof shall cease to be the registered holder of such share and the name of the registered holder thereof shall be removed from the register of members of CEN, as of the Effective Time;

(b)

the certificate representing such share shall be deemed to have been cancelled as of the Effective Time;

(c)

the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such share in accordance with this Section 2.3; and

(d)

Copper Mountain shall be and shall be deemed to be the transferee of such share and Copper Mountain shall be entered in the register of members of CEN as the registered holder of such share.

3.0

RIGHTS OF DISSENT

3.1

CEN Shareholders

3.1.1

A registered holder of CEN Shares may exercise rights of dissent conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 207 of the Act as modified by the Interim Order, provided the Notice of Dissent is given to CEN by no later than close of business (Vancouver, British Columbia time) on the date which is two Business Days prior to the date of the Meeting. Without limiting the generality of the foregoing, registered holders of CEN Shares who duly exercise such right of dissent and who are ultimately entitled to be paid fair value for their CEN Shares by CEN shall have their CEN Shares in respect of which the Notice of Dissent was given cancelled as of the Effective Date. In no case shall CEN or Copper Mountain be required to recognize such registered holders as CEN Shareholders at and after the Effective Date, and the names of such registered holders shall be deleted from CEN's register of members on the Effective Date.

3.1.2

In the event a registered holder of CEN Shares gives a Notice of Dissent but is not entitled for any reason to be paid the fair value of the CEN Shares in respect of which the Notice of Dissent as given as contemplated in Section 207 of the Act and the Interim Order, such registered holder shall be deemed to have participated in the Arrangement on the same basis as each non-dissenting CEN Shareholder.

3.2

Copper Mountain Shareholders

3.2.1

A registered holder of Copper Mountain Shares may exercise rights of dissent conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 207 of the Act, as modified by the Interim Order, provided the Notice of Dissent is given to Copper Mountain by no later than close of business (Vancouver, British Columbia time) on the date which is two Business Days prior to the date of the Meeting. Without limiting the generality of the foregoing, registered holders of Copper Mountain Shares who duly exercise such right of dissent and who are ultimately entitled to be paid fair value for their Copper Mountain Shares by Copper Mountain shall have their Copper Mountain Shares in respect of which the Notice of Dissent was given cancelled as of the Effective Date. In no case shall Copper Mountain be required to recognize such registered holders as Copper Mountain Shareholders at and after the Effective Date, and the names of such registered holders shall be deleted from Copper Mountain's register of members on the Effective Date.

3.2.2

In the event a registered holder of Copper Mountain Shares gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the Copper Mountain Shares in respect of which the Notice of Dissent was given as contemplated in Section 207 of the Act and the Interim Order such registered holders shall be deemed to have participated in the Arrangement on the same basis as each non-dissenting Copper Mountain Shareholder.

4.0

SHARE CERTIFICATES

4.1

Copper Mountain Shares

4.1.1

Where a registered holder of CEN Shares has elected or is deemed to have elected in accordance with Section 3.1.2 to receive Copper Mountain Shares for such registered holder's CEN Shares, Copper Mountain shall, as soon as practicable following the Effective Date, cause the Depository to forward or cause to be forwarded by first class mail (postage prepaid) to the registered holder at the address of such registered holder as shown on the share register maintained by CEN certificates representing the number of Copper Mountain Shares to which such registered holder is entitled pursuant to Section 2.1 Copper Mountain shall have provided the Depository with sufficient certificates representing Copper Mountain Shares for this purpose.

4.1.2

Registered holders of CEN Shares who have elected or are deemed to have elected in accordance with Section 3.2 to receive Copper Mountain Shares shall be deemed to be the registered holder for all purposes as of the Effective Time of the number of Copper Mountain Shares to which they are entitled. All dividends paid or other distributions made on or after the Effective Date on or in respect of any Copper Mountain Shares which a registered holder is entitled to receive pursuant to this Plan of Arrangement, but for which a certificate has not yet been delivered to such registered holder in accordance with Section 4.1.1, shall be paid or made to such registered holder when such certificate is delivered to such registered holder in accordance with Section 4.1.1.

4.1.3

Subject to Section 3.0, after the Effective Date, any certificate formerly representing CEN Shares shall represent only the right to receive Copper Mountain Shares in accordance with this Plan of Arrangement and any dividends or other distributions to which the holder thereof is entitled under Section 4.1.2, and any such certificate formerly representing CEN Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under Section 4.1.2, against Copper Mountain or CEN by a former registered holder of CEN Shares. On such date, all Copper Mountain Shares to which the former holder of such certificates was entitled shall be deemed to have been surrendered to Copper Mountain.

4.2

Fractional Shares

No fractional shares will be issued by Copper Mountain and no payment in lieu thereof will be made.

4.3

Illegality of Delivery of Copper Mountain Shares

Notwithstanding the foregoing, if it appears to Copper Mountain that it would be contrary to applicable law to issue Copper Mountain Shares pursuant to the Arrangement to a person that is not a resident of Canada, the Copper Mountain Shares that otherwise would be issued to that person will be issued and delivered to the Depository for sale of the Copper Mountain Shares by the Depository on behalf of that person. The Copper Mountain Shares delivered to the Depository will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depository determines in its sole discretion. The Depository shall not be obligated to seek or obtain a minimum price for any of the Copper Mountain Shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the Copper Mountain Shares sold by the Depository (less commissions, other reasonable expenses incurred in connection with the sale of the Copper Mountain Shares and any amount withheld in respect of Canadian taxes) in lieu of the Copper Mountain Shares. The net proceeds will be remitted in the same manner as set forth in this Section 4.0. None of CEN Copper Mountain or the Depository will be liable for any loss arising out of any such sales.

5.0

WARRANT CERTIFICATES

5.1

Warrants

Copper Mountain shall, as soon as practicable following the Effective Date, cause the Depository to forward or cause to be forwarded by first class mail (postage prepaid) to each registered holder of Copper Mountain Shares at the address of such registered holder as shown on the share register maintained by the Depository, certificates representing the number of Warrants to which such registered holder is entitled pursuant to Section 2.2. Copper Mountain shall have provided the Depository with sufficient certificates representing Warrants for this purpose.

5.2

Fractional Shares

No Warrants will be issued by Copper Mountain representing the right to acquire fractional shares and no payment in lieu thereof will be made.

5.3

Illegality of Delivery of Warrants

Notwithstanding the foregoing, it if appears to Copper Mountain that it would be contrary to applicable law to issue Warrants pursuant to the Arrangement to a person that is not a resident of Canada, the Warrants that otherwise would be issued to that person will not be issued.

6.0

AMENDMENT

6.1

Plan of Arrangement Amendment

6.1.1

CEN and Copper Mountain reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to the respective shareholders of CEN and Copper Mountain in the manner required by the Court (if so required).

6.1.2

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by CEN or Copper Mountain at any time prior to or at the Meeting with or without any other prior notice or communication and. if so proposed and accepted by the persons voting at the Meeting will become part of this Plan of Arrangement for all purposes.

6.1.3

Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting will be effective only if it is consented to by CEN and Copper Mountain.

6.1.4

Notwithstanding the foregoing provisions of this Section 6.1 no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date except in accordance with the terms of the Combination Agreement.

EXHIBIT 1

FORM OF WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES DERIVED THEREFROM ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRANSFERRED WITHOUT THE PRIOR CONSENT OF THE CANADIAN VENTURE EXCHANGE UNTIL  ___, 2000.

THE W ARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 4:30 P.M. (VANCOUVER TIME) ON________________,2002

THESE WARRANTS ARE NON-TRANSFERABLE EXCEPT AS SPECIFIED HEREIN

COPPER MOUNTAIN MINES LTD.

(Incorporated under the laws of British Columbia)

Certificate No. ________________

Warrant to Purchase

___________Common Shares

WARRANTS FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, _________________of _______________(the "holder") is entitled to subscribe for and purchase one fully paid and non-assessable Common share without par value ("Common shares") in the capital of COPPER MOUNTAIN MINES LTD. (the "Company") for each one Common share purchase warrant ("Warrant") represented hereby at any time prior to the date of termination (as provided in the immediately following sentence) for the price of $0.40 of lawful money of Canada per share, subject, however to the provisions and upon the terms and conditions hereinafter set forth. The Warrants represented by this certificate shall terminate and be of no further force and effect as to one-third on the date six months from the date hereof, as to a further one-third on the date twelve months from the date hereof, and as to the remaining third on the date eighteen months from the date hereof.

The Warrants granted by this Warrant Certificate may be exercised by the holder in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate (properly endorsed if required) at the offices of the Company's registrar and transfer agent, Montreal Trust Company of Canada, of 510 Burrard Street, Vancouver, British Columbia V8C 3B9 (the “Transfer Agent”) accompanied by a certified cheque in Canadian funds, payable to or to the order of the Company in payment of the purchase price of the number of Common Shares for which Warrants are then exercised.

In the event of any exercise of the Warrants, certificates ("Share Certificates") for the Common Shares so purchased shall be delivered to the holder within a reasonable time, not exceeding ten days after the rights represented by this Warrant Certificate shall have been so exercised, and, unless the Warrants have expired a new Warrant Certificate granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants shall not then have been exercised shall also be issued to the holder within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the Warrants represented by this Warrant Certificate.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1.

Upon the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the share capital of the Company, or the merger, amalgamation or other corporate combination of the Company with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued Common Shares and such issued Common Shares are cancelled ("Fundamental Changes"), then at the time of any exercise of the Warrants taking place after such Fundamental Changes, and in lieu of issuing the Common Shares which, but for such Fundamental Changes and this provision, would have been issued upon such exercise, the Company or its successor shall issue instead such number of new securities as would have been delivered as a result of the Fundamental Change in exchange for those Common Shares which the holder would have been entitled to receive upon such exercise if such exercise had occurred prior to the occurrence of the Fundamental Change.

The Company shall not effect any of the foregoing listed Fundamental Changes which result in the succession of the Company unless prior to or simultaneously with the consummation thereof the entity succeeding the Company acknowledges in writing that it is bound by and will comply with this provision.

2.

In case at any time:

(a)

the Company shall pay any dividend payable in shares upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)

the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class of the Company or other rights;

(c)

there shall be any capital reorganization or reclassification of the share capital of the Company or consolidation or merger or amalgamation of the Company with or sale of all or substantially all of its assets to another corporation; or

(d)

there shall be a voluntary or involuntary dissolution liquidation or winding-up of the Company;

then, and in anyone or more of such cases, the Company shall give to the holder at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or pro rata offer, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation, or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation, or winding up, at least twenty days' prior written notice of the date when the same shall take place. Such notice shall also specify in the case of any such dividend, distribution, or pro rata offer, the date on which the holders of Common Shares shall be entitled thereto, and each such notice shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation, or winding up as the case may be. Each such notice shall be given by first class registered mail registered postage prepaid addressed to the holder at the address of the holder as shown on the books of the Company.

3.

The Company will reserve and there will remain unissued out of its authorized share capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto.

4.

The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

5.

The Warrants and all rights hereunder are not transferable and are not assignable.

6.

This Warrant Certificate is exchangeable upon the surrender hereof by the holder at the Transfer Agent for a new Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrant Certificates to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the holder at the time of such surrender.

The securities represented by this Warrant Certificate are subject to a hold period and may not be traded without the prior consent of the Canadian Venture Exchange prior to 4:30 p.m. (Vancouver time) on,__________,2000. If this Warrant is exercised prior to 4:30 p.m. (Vancouver time) on _____________, 2000, the certificates issued in respect of such shares will bear the following legend:

"Without prior written approval of the Canadian Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Canadian Venture Exchange or otherwise in Canada or to of for the benefit of a Canadian resident until __________________, 2000"

IN WITNESS WHEREOF COPPER MOUNTAIN MINES LTD. has caused this Warrant Certificate to be signed by its duly authorized officer under its corporate seal, and this Warrant Certificate to be dated ___________, 2000.

COPPER MOUNTAIN MINES LTD.

Per:_____________________________

Authorized Signatory

SUBSCRIPTION FORM

(ONE WARRANT IS REQUIRED TO SUBSCRIBE FOR EACH COMMON SHARE)

Montreal Trust Company of Canada

510 Burrard Street

Vancouver, British Columbia

V8C 3B9

The undersigned, being the holder of the within share purchase Warrant, hereby subscribes for _______________ Common shares without par value of Copper Mountain Mines Ltd. and herewith makes payment of the purchase price in full for the said number of shares.

The undersigned hereby directs that the Common shares subscribed for be issued and delivered as follows:

Name(s)	Addresses	Number of Common Shares

DATED this ___ day of ____________, ____.

______________________________

____________________________

Witness

Signature